Exhibit 10.11


THIS LEASE comprising pages 1 to 14, Schedules A, B and C, plus Regulations of premises situated in a building on the Property located at

                10271 Shellbridge Way, Richmond, British Columbia

LEGALLY DESCRIBED AS Lot 115 of Section 26, Block 5 North, Range 6 West, Plan 45786, New Westminster District


and shown in bold outline on Lease plan attached as Schedule "A"

MADE THIS --- DAY OF ------------------------

BETWEEN:      SUN LIFE ASSURANCE COMPANY OF CANADA, having an office at

              700 - 1100 Melville Street, Vancouver, B.C.
              (hereinafter called the "LANDLORD") of the first part

              AND:

              MDSI MOBILE DATA SOLUTIONS INC., having an office at

              135 - 10551 Shellbridge Way, Richmond, B.C.
              (hereinafter called the "TENANT") of the second part


                                   DEFINITIONS

In this Lease the following terms have the following meanings:

1.01 "PREMISES" being 92,000 square feet of Gross Area and referred to in Clause
     2.01 and as shown hatched on the plan attached hereto as Schedule "A".

1.02 "TERM" Ten (10) Years referred to in Clause 2.02.

1.03 "COMMENCEMENT DAY" December 1, 1998 referred to in Clause 2.03.

1.04 "BASIC RENT" See Schedule "C" referred to in Clause 3.02(a).

1.05 "PROPORTIONATE SHARE" means a fraction having as its numerator the Gross Area of the Premises and as its denominator the Total Rentable Area of the Building as referred to in Clause 3.02(b) herein.

1.06 "PERMITTED USE" General Office Purposes referred to in Clause 4.01.

1.07 "Common Area" shall mean all those areas of the Property not capable of exclusive occupation by tenants, as such areas may from time to time vary with alterations made and without limiting the generality of the foregoing shall include all areas, for the joint or common use of some or all occupants of the Property, including all public areas, for the joint or common use of some or all occupants of the Property, including all public areas, hallways, stairs, elevators, service and utility rooms and corridors, public washrooms, management offices and/or maintenance workshops, external paved and landscaped areas, together with all utility services, equipment and other installations therewith.

1.08 "Gross Area" of any Premises means:

     (a) In the case of Premises consisting of a whole floor or whole floors, the Rentable Area thereof, and

     (b) In the case of Premises consisting or including part of a floor of the Building, the Rentable Area thereof plus an amount equal to the product of (a) the fraction having as its numerator the Rentable Area contained in the Premises on such floor and as its denominator the sum of the Rentable Area of such floor, multiplied by (b) the total area in square feet of the Service Area, if any, on such floor.



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                                       2


1.09 "Landlord's Architect" means the independent architect, or engineer or professional land surveyor or quantity surveyor selected by the Landlord from time to time for the purpose of making determinations hereunder.

1.10 "Lease Year" shall mean a twelve month period commencing on the first day of January in any one calendar year and ending on the last day in December in the same calendar year, providing that the first Lease Year shall commence on the Commencement Day and end on the last day of December next following and that the last Lease Year shall commence on the first day of January in the final twelve month period of this Lease and end upon the expiry of the Lease.

1.11 "Operating Expenses" means the total of all expenses, costs and outlays of every nature incurred in the complete maintenance, repair, operation and management of the Property and a reasonable proportion as determined by the Landlord from time to time of all expenses incurred by or on behalf of tenants with whom the Landlord may from time to time have agreements whereby in respect of their premises such tenants perform any cleaning, maintenance or other work or services usually performed by the Landlord, and which expenses if directly incurred by the Landlord would have been included in Operating Expenses. In respect of those costs referred to in the section 1.11 as being to the extent allocable, the Landlord shall be entitled to allocate to the Property any of such costs on such basis as the Landlord may determine, acting in good faith, and such allocation may (but need not) be based upon the proportion that the square footage of the Property bears to the square footage of all leased space at the Airport Executive Park, of which the Property comprises a part. Without limiting the generality of the foregoing, Operating Expenses shall include (but subject to certain deductions as hereinafter provided):

     (a) the cost of providing complete cleaning, janitor, supervisory and maintenance service;

     (b)  the cost of operating elevators;

     (c) the cost of heating, cooling and ventilating all space including both rentable and non-rentable areas;

     (d) the cost of providing hot and cold water, electric light and power, telephone, sewer, gas and other utilities and services to both rentable and non-rentable areas;

     (e) the cost of all repairs to the Property, equipment, or services (including elevators);

     (f)  the cost of window cleaning;

     (g)  the cost of providing security and supervision;

     (h) the costs of all insurance for or against liability, fire, extended perils, loss of rental, elevator liability, plate glass, boiler, sprinklers leakage and all such other casualties and losses as the Landlord may elect to insure against; and if the Landlord shall elect in whole or in part to self-insure, the amount of reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risks undertaken;

     (i) accounting costs incurred in connection with the maintenance, repair, operation or management including computations required for the imposition of charges to tenants and audit charges required to be incurred for the determination of any costs hereunder;

     (j) the reasonable rental value (having regard to the rentals prevailing from time to time for similar space) of space utilized by the Landlord in connection with the maintenance, repair, operation or management of the Property;

     (k) the amount of all salaries, wages and fringe benefits paid to employees engaged in the maintenance, repair, operation or management of the Property;

     (l) amounts paid to independent contractors for any services in connection with such maintenance, repair, operation or management;

     (m) the cost of direct supervision and of management and all other indirect expenses to the extent allocable to the maintenance, repair or operation of the Property;

     (n) the cost of any management fees or management agent fees (if any for the Property, or of the Landlord if it elects to manage the Property itself, in an amount not exceeding five percent (5%) of realty taxes and ten percent (10%) of operating costs received or receivable from the Property and including without limitation such rents as would have been receivable but have been abated as a tenant inducement);



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                                       3


     (o) depreciation and interest costs with respect to machinery, equipment, facilities, systems, or property installed in or used in connection with the Property if the principal purpose or intent of such use or installation was to reduce the cost of other items included in the Operating Expenses;

     (p)  cost of services by and  salaries  for  elevator  operators,  porters, sidewalk shovellers, window cleaners, janitors, cleaners, dusters, handymen, watchmen, commissionaires, caretakers, security personnel, carpenters, engineers, firemen, mechanics, electricians, plumbers, and other persons or firms engaged in the operating, maintenance and repair of the Property, or the heating, air conditioning, ventilating, plumbing, electrical and elevator systems in the Property and superintendents, and accounting and clerical staff attached to the Property superintendent's or manager's office;

     (q)  uniforms of employees and agents;

     (r) supplies and equipment used in connection with the repair, maintenance, management, caretaking and operating of the Property (including without limitation straight-line amortization based on tax deductible depreciation allowances of capitalized cleaning equipment used in the Property);

     (s)  supplies and materials for washrooms, and other common facilities;

     (t) worker's compensation costs, unemployment insurance premiums, pension plan contributions, health, accidence and group life insurance for employees, managers and superintendents employed by the Landlord in connection with the Property;

     (u) servicing and inspection costs for elevators, electrical distribution systems and mechanical, heating, ventilating and air conditioning systems;

     (v)  parking area staff and maintenance costs;

     (w)  snow and ice removal and related costs;

     (x) sales and excise taxes on goods and services provided by the Landlord in the management, operation, maintenance and repair of the Property;

     (y) costs of stationary supplies and other materials required for the normal operation of the superintendent's or manager's office.

     (z) all other direct and indirect costs and expenses whatsoever to the extent allocable to the operating, maintaining, managing or repairing of the Property or any appurtenances thereto;

     (aa) Property Taxes;

     (bb) to reimburse the Landlord throughout the Term and at the times and in the manner specified by the Landlord from time to time, the full amount of any tax, sales tax, goods and services tax, value added tax, multi-stage sales tax, business transfer tax or any other similar tax levied, rated, charged, imposed or assessed in respect of the Rent, Additional Rent or any other amounts payable pursuant to this Lease or in respect of the space demised under this Lease;

These Operating Expenses exclude only monies directly recoverable from individual tenants for work or services and costs arising out of any exclusive obligations of the Landlord under this Lease. All such Operating Expenses shall be allocated, without duplication to each Lease Year in accordance with generally accepted accounting practices. If at any time during the Lease Year the Building shall be less than ninety-five (95%) occupied by tenants, Operating Expense for such Lease Year shall be deemed to be the amount of Operating
Expense which would have been incurred if the Building had been ninety-five percent (95%) occupied by tenants during the whole of the Lease Year. Any report of the Landlord's auditor or other licensed public accountant appointed by the Landlord for the purpose shall be conclusive as to the amount of Operating Expense for any period to which such report relates.

1.12 "Property" shall mean the land legally described in Schedule "A" and all improvements and structures thereon.




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                                       4


1.13 "Building" shall mean the building or buildings now or hereafter erected on the Property.

1.14 "Property Taxes" shall mean the aggregate of all property, utility, business and machinery and equipment taxes, local improvement charges or similar charges, duties, rates and assessments charged or levied against the Property, or any part thereof, by any lawful authority having jurisdiction over the same.

     Such taxes shall include the costs of all appeals made by the Landlord against assessments made and/or taxes levied. In the event that no separate allocation of such taxes is made by the taxing authority, then the Landlord may allocate them among the Tenants in such manner as is reasonable and customary in these circumstances.

1.15 "Rent" shall mean Basic Rent plus the Tenant's Proportionate Share of Operating Expenses.

1.16 "Additional Rent' shall mean the Tenant's Proportionate Share of Operating Expenses.

1.17 "Rentable Area" shall mean in the case of a whole floor the area within the outside walls and shall be computed by measuring to the glass line (that is the inside surface of the windows) on the outer Building walls without deduction for columns and projections necessary to the Building, but shall not include stairs and elevator shafts (supplied by the Landlord for use in common with other tenants) flues, stacks, pipe shafts or vertical ducts with their enclosing walls.

1.18 "Rentable Area" shall mean in the case of part of a floor all of the area occupied and shall be computed by measuring from the glass line (that is the inside surface of the windows) on the outer Building walls to the office side of corridors or other permanent partitions and to the centre of partitions which separate the area occupied from adjoining Rentable Areas without deduction for columns and projections necessary to the Building but shall not include stairs and elevator shafts (supplied by the Landlord for use in common with other tenants) flues, stacks, pipe shafts or vertical ducts with their enclosing walls within the area occupied, or janitorial or electrical or telephone closets not for the exclusive use of the Tenant.

1.19 "Service Area" shall mean the area of corridors, fire protection, cross-over quarters, elevator lobbies, washrooms, air conditioning rooms, fan room, janitors' closets, telephone and electrical closets and other closets serving the Premises in common with other premises.

1.20 "Special Installations" shall mean either installations, additions or other works to the Property or Premises or any appurtenances thereto, which may from time to time be made as a requirement of a Municipal, Provincial, or Federal authority and/or they shall mean installations, additions or other works to the Property or Premises which reduce Operating Expenses.

     The "Costs" thereof shall be the aggregate of the capital outlay on the Special Installation amortized over its economic life, at the interest rates provided for in Clause 8.02, together with the annual cost of operating and maintaining such installation.

1.21 "Tenant's Work" shall mean any work to be performed hereunder or equipment to be supplied hereunder, either by the Tenant or the Landlord, other than those items specifically enumerated as Landlord's Work in Schedule "B" hereof, and Tenant's Work shall include, without limitation, equipping the Premises with all trade equipment, furniture, operating equipment, furnishings, fixtures, floor coverings, and any other equipment necessary for the proper operation of the Tenant's business, and modifications to the standard building heating, ventilating and air conditioning equipment and all leasehold improvements made at any time throughout the term of this Lease.

1.22 "Total Rentable Area" shall mean the total Rentable Area of the Building whether rented or not, calculated as if the Building were entirely occupied by tenants renting whole floors. The lobby and entrances on the ground floor and sub-service floors used in common by tenants, mechanical equipment areas and areas rented or to be rented for automobile parking or for storage, shall be excluded from the foregoing calculations. The calculation of the Total Rentable Area, whether rented or not, shall be determined by the Landlord's Architect upon completion of the Building and shall be adjusted from time to time to give effect to any structural or fractional change affecting the same.



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                                       5


                                PREMISES AND TERM

DEMISE

2.01 WITNESS that in consideration of the rents, covenants, and agreements hereinafter reserved and contained and on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant the Premises. Notwithstanding anything herein contained, the Tenant agrees that the Landlord shall have the right at any time and from time to time, to change the location of the Premises referred to in Clause 1.01 and Schedule "A" attached to comparable premises in the Building or another building at Airport Executive Park. If the Landlord exercises its right to relocate the Tenant after the date upon which the Landlord gives notice to the Tenant that the Premises are ready for the installation of the Tenant's improvements the Landlord shall pay the reasonable relocation expenses incurred by the Tenant in moving from the original Premises to the relocated Premises.

HABENDUM

2.02 TO HAVE AND TO HOLD the Premises for and during the Term set forth in Clause 1.02.

COMMENCEMENT

2.03 This Lease and the payment of Rent hereunder shall commence on the Commencement Day and this Lease shall end on the last day of the Term.

The Landlord may notify the Tenant in writing in advance of the Commencement Day of a postponement of occupation of the Premises by the Tenant by reason of any delay sustained by the Landlord for causes beyond his control. In such event no Rent shall be payable by the Tenant for the period of the deferment, and the Landlord shall have no further liability in connection with such deferment. If the Tenant takes possession of the Premises before the Commencement Day, rentals and other payments stipulated to be paid by the Tenant under the terms of this Lease will be paid pro rata on a per diem basis until the Commencement Day, and all terms and conditions of this Lease shall apply from the date that the Tenant takes possession of the Premises.

ACCEPTANCE FOR OCCUPATION

2.04 Acceptance of the Premises by the Tenant for occupation and/or execution of Tenant's Work shall constitute an acknowledgement by the Tenant that the Premises are complete and in satisfactory condition.

TENANT'S WORK

2.05 The Tenant acknowledges that, unless it is otherwise agreed with the Landlord, it has entered into this Lease on the express understanding that it is the Tenant's obligation to complete and pay for the Tenant's Work.

Plans and specifications for Tenant's Work shall be submitted to the Landlord for his approval prior to the submission for any Municipal or other statutory permits which may be required and prior to the commencement of any work.

Tenant's Work shall be carried out in accordance with the provisions of the Tenant's Guide, if such is supplied to the Tenant, and in accordance with plans and specifications prepared by the Tenant and approved by the Landlord. The Landlord shall have the right to approve any contractors engaged by the Tenant at any time to carry out work on the Premises. The Landlord shall have the right to undertake, on behalf of and at the Tenant's expense, such work as the Landlord may so designate as physically or functionally integral to the Building. Such work may (but shall not be limited to) include structural, roof and sub-floor work, external walls, mechanical installations and utility services.

                                      RENT

NET LEASE

3.01 It is the intent of this Lease and agreed by the Tenant that this is a net Lease and that all and every cost, expense, rate, tax or charge in any way related to the Premises or to the Tenant's Proportionate Share of Operating Expenses will be borne by the Tenant without any variation, set-off or deduction whatsoever except only income taxes levied on the income of the Landlord from the Premises and the Landlord's covenant to repair as set out in Clause 5.01.




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                                       6


RENT RESERVED

3.02 The Tenant covenants to pay to the Landlord during the Term hereof without prior demand, deduction or set-off, the aggregate of:

     (a) Basic Rent which is payable in advance on the first day of each and every month during the Term. It being understood and agreed that Basic Rent is calculated on the basis of the Gross Area of the Premises leased at a rate of $15.00 for each square foot of Gross Area for the first five (5) years and $16.50 for each square foot of Gross Area for the second five (5) years. The Basic Rent shall be adjusted in the event that the Gross Area of the Premises shall differ from the Gross Area stated in Clause 1.01 herein. In the event of a dispute the determination of Gross Area by the Landlord's Architect shall be conclusive and binding on the parties hereto; and

     (b) Additional Rent equal to the Tenant's Proportionate Share of Operating Expenses as stated in Clause 1.05.

PAYMENT OF UTILITY AND OTHER CHARGES

3.03 The Tenant shall pay the cost of electricity used on the Premises, the cost of telephone and cablevision and all other utilities or services provided and/or metered directly to the Premises together with all business taxes, license fees, rates and all other charges whether Municipal, Provincial, or Federal (where not included as Property Taxes), levied or assessed in respect of the use or occupancy of the Premises by the Tenant, or in respect of any fixture, machinery or equipment installed upon the Premises by the Tenant, whether billed to the Landlord or directly to the Tenant.

MANNER OF PAYMENT

3.04 Rent shall be paid to the Landlord by the Tenant at the Landlord's address for notices, as set out in Clause 9.04 or at such other place and to such other party as the Landlord may from time to time designate in writing.

Basic Rent shall be paid in advance in equal installments on the first day of each month. Additional Rent shall, at the Landlord's option, be payable periodically based upon reasonable forward estimates prepared by the Landlord and made available to the Tenant upon request.

ANNUAL ADJUSTMENT

3.05 The Landlord, after the end of each Lease Year, shall prepare an Annual Rent Adjustment Statement setting forth in reasonable detail the Additional Rent payable for the preceding Lease Year, based on the actual Operating Expenses experienced during the Lease Year. Any underpayment due or overpayment to be refunded shall be made within two weeks of the delivery of such statement to the Tenant. The parties acknowledge and agree that claims or adjustments sought in connection with Additional Rent for a particular Lease Year shall be inadmissible in any but the immediately ensuing Lease Year.

WAIVER OF OFFSET

3.06 The Tenant hereby waives all right or claims to offset against Rent, any alleged undischarged obligations under this Lease or claims in respect of any other agreements.

                                 USE OF PREMISES

PERMITTED USE

4.01 The Tenant covenants and agrees to occupy and use the Premises for the Permitted Use only and for no other purpose without the prior written consent of the Landlord.

LICENSES, FRANCHISES, CONCESSIONS

4.02 The Tenant covenants that it shall not, without the consent of the Landlord in writing first had and obtained, grant any franchise, license or concession over or in respect of all or any part of the Premises or its business on the Premises.



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COMPLY WITH LAWS

4.03 The Tenant covenants and agrees at its sole expense, to comply with all laws, regulations and directions of all governments, public utilities and statutory authorities regarding the Tenant's occupation and use of the Premises, regardless of whether notice is delivered by that authority or the Landlord or other agency on its behalf.

COMPLY WITH REGULATIONS

4.04 The Tenant covenants and agrees to comply and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to likewise comply with the Regulations attached and incorporated in this Lease, as the same may be amended by the Landlord from time to time.

NUISANCE

4.05 The Tenant covenants not to commit or permit any waste or nuisance upon the Premises nor to overload the floors or obstruct the heating, ventilator or air conditioning vents. The Tenant further acknowledges and agrees that the Landlord shall have sole discretion to determine whether any behaviour, noise, lighting, vibration or smell constitutes a nuisance.

TENANT'S SIGNS AND ALTERATIONS

4.06 The Tenant shall be able to make such alterations and additions to the Premises as he may from time to time require for the conduct of his business provided such alterations, including all fixed signs, have been submitted for approval in writing in advance by the Landlord and the other provisions of Clause 2.05 have been complied with in connection with such alterations and additions. The Tenant shall neither post nor display any signs visible from outside the Premises without the Landlord's express approval.

                              REPAIRS AND INSURANCE

LANDLORD'S COVENANT TO REPAIR

5.01 Subject to the provisions of Clause 5.03, the Landlord shall be responsible for structural repairs necessarily required to correct inherent defects in design or construction of the following components of the Building:

     (a) the roof deck (excluding the protective system above the deck surface);
     (b) the bearing walls (excluding perimeter caulking of walls, doors and windows, tuckpointing of bricks and blocks, parging repairs and waterproofing of exterior wall surfaces), and
     (c)  the floor and foundation,

save and except damage caused by the negligence or wilful acts or omissions of the Tenant, its employees, invitees, licensees, agents, servants or other persons from time to time on or about the Premises, the Building or the Property with the express or implied consent, approval or invitation of the Tenant or its subtenant.

LANDLORD'S RIGHT OF ACCESS

5.02 The Tenant agrees to permit entry by the Landlord at all reasonable times for the purpose of inspecting the Premises and/or to execute the Landlord's repairs referred to in Clause 5.01, the Tenant's repairs referred to in Clause
5.07 (subject to the provisions of Clause 8.03), and, in the event of an emergency to use reasonable force to break into the Premises to execute any repairs or emergency measures without creating any liability for any loss or damage occasioned thereby.

The Landlord shall have the right to run utility lines, pipes, roof drainage pipes, conduit wire and duct work where necessary through ceiling space, column space, interiors of walls and beneath floors of the Premises and to maintain the same in a manner which does not unduly interfere with the Tenant's use thereof.

LIMITATION ON LANDLORD'S COVENANT

5.03 The Tenant covenants and agrees that except where the same is caused by the negligence of the Landlord, the Landlord shall have no liability for:

     (a) the loss or damage to any property of the Tenant, its employees, invitees, licensees and agents, nor the injury to or death of such parties or;



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                                       8



     (b) any loss, damage or injury whatsoever arising from the use any operation of any plant or equipment or from any electrical, gas or other installation, or;

     (c) any loss, damage or injury whatsoever arising from the failure or interruption in any utility, service or supply, or in the operation of any plant or equipment or in the function of any gas, electric or other installation or;

     (d) any act or omission of contractors or persons from time to time employed by the Landlord to perform janitorial, security, maintenance or other services or work.

REPAIR OF FIRE DAMAGE

5.04 In the event that the Property or the Premises are damaged, or access thereto curtailed, by fire or any other hazard for which the parties hereto are insured, then if, in the opinion of an experienced building contractor appointed by the Landlord, the time for repairing such damage, excluding the time for obtaining permits, tenders, materials or equipment, or other delay beyond the Landlord's control, is less than six months, the Landlord shall notify the Tenant within two weeks of the occurrence of the original damage and the parties shall forthwith initiate this repair in accordance with their respective obligations under this Lease. The Landlord, unless such damage or loss of access was caused by the acts of the Tenant, its agents, servants or invitees, shall concurrently allow an abatement of Rent which recognizes the nature and extent of the damage or loss of access until such time as the damage or access thereto has been restored.

If the damage is such as to preclude, in the opinion of the experienced building contractor appointed by the Landlord hereunder, repair of the Premises within the period of time set forth above, or if the damage occurs during the final twelve months of this Lease and the Premises are unfit for use by the Tenant because of such damage, then either party may, within thirty days of the occurrence of the original damage, serve upon the other one month's notice of the termination of this Lease. If neither party so elects then they shall proceed forthwith with the repair in accordance with their respective obligations under this Lease.

TENANT'S COVENANT TO INSURE

5.05 The Tenant covenants to effect and maintain throughout the Term, insurances in respect of the Premises, in forms, amounts and with insurance carriers satisfactory to the Landlord providing cover for:

     (a) comprehensive general public liability insurance (covering bodily injury, death and property damage) on an occurrence basis with respect to all construction, installation and alterations done in the Premises by the Tenant, the business carried on, in or from the Premises and the Tenant's use and occupancy thereof, of not less than $2,000,000.00; and

     (b) insurance upon property of every description and kind owned by the Tenant or for which the Tenant is legally liable, or installed by or on behalf of the Tenant (and which is located within the building on the Property) in such amounts as may be reasonably required by the Landlord in respect of fire and such other perils as are from time to time defined in the usual extended coverage endorsement, including, without limitation, sprinkler leakage and insurance covering the Tenant's Work, his trade fixtures, stock, furniture and equipment, and all leasehold improvements of the Tenant whether installed by the Landlord or the Tenant, and which insurance shall include the Landlord as a named insured as the Landlord's interest may appear with respect to insured Tenant's Work and provide that any proceeds recoverable in the event of loss to Tenant's Work shall be payable to the Landlord but the Landlord agrees to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated pursuant to any provision hereof, and if this Lease is terminated for reasons other than the default of the Tenant hereunder, the Landlord and Tenant agree that the proceeds shall be divided between the Landlord and the Tenant as their respective interest may appear (as determined by agreement or failing agreement by arbitration pursuant to Clause 7.02 hereof); and such insurance shall provide that such insurers shall provide to the Landlord thirty (30) days prior written notice of cancellation or material alteration of such policies. Each policy shall name the Landlord as an additional insured except for coverage for the Tenant's trade fixtures and furnishings and equipment but including coverage for Tenant's Work in respect of the Landlord's insurable interest therein, and shall contain a waiver of cross-claim and subrogation against the Landlord and shall protect and indemnify both, the Landlord and the Tenant. The Tenant shall furnish to the Landlord certificates, or, if required by the Landlord, certified copies of the policies (signed by the insurers) of the insurance from time to time required to be effected by the Tenant and evidence acceptable to the Landlord of their continuation in force. If the Tenant shall fail to take out, renew and keep in force such insurance the Landlord may do so as the agent of the Tenant and the Tenant shall repay to the Landlord any amounts paid by the Landlord as premiums forthwith upon demand.

TENANT NOT TO AFFECT LANDLORD'S INSURANCE

5.06 The Tenant covenants that it will not do or permit anything to be done which increases or jeopardizes the Landlord's Insurance premiums or coverage. In the event that the Tenant does so cause an increase in the Landlord's insurance premiums then the Landlord can require either that the cause be removed by the Tenant or the increased premiums be paid by the Tenant. In the event that the Tenant so jeopardizes the Landlord's insurance as to cause its cancellation then the Tenant shall, upon notice, remedy the cause thereof. Failure to comply with such notice shall render this Lease liable to immediate cancellation by the Landlord.

TENANT'S COVENANT TO REPAIR

5.07 The Tenant covenants that, notwithstanding any notice given in accordance with Clause 5.08 hereof, it shall, at all times during the term of this Lease at its own cost decorate, repair and maintain the Premises and all Tenant's Work in good condition and repair, including all interior doors, frames, glass, walls, floors, lighting and all equipment and fixtures now or hereafter, in or about, the Premises.

The Tenant further covenants to maintain the Premises in a clean and sanitary condition, free from vermin and otherwise in accordance with the Regulations and any statutory authority having jurisdiction with respect to the Premises.

TENANT TO NOTIFY DEFECTS

5.08 The Tenant shall give immediate notice to the Landlord of any fire, accident, damage or defect within the Premises or any other part of the Property and shall promptly thereafter confirm the same in writing, provided that such notice shall not in any way alter the Tenant's covenant to repair.

TENANT TO LEAVE IN REPAIR

5.09 Subject to provisions of Clause 7.03 hereof the Tenant shall at the termination of this Lease, peaceably surrender the Premises to the Landlord in good and tenantable repair to the extent provided for in Clause 5.07, together with the keys to all locks and the numbers to all combination locks.

                           OTHER LANDLORD'S COVENANTS

QUIET ENJOYMENT

6.01 The Landlord shall allow the Tenant quiet enjoyment of the Premises subject to the terms and conditions of this Lease.

TENANT'S RIGHT OF ACCESS

6.02 The Landlord shall allow the Tenant in common with others to pass and repass upon the Common Area at such times and in such manner as the Landlord may from time to time direct.

LANDLORD'S SERVICES

6.03 Notwithstanding the Tenant's covenant to pay for all or any of such services, the Landlord hereby agrees to undertake and maintain those Landlord's services set forth in Schedule "C" of this Lease.

ADDITIONAL SERVICES

6.04 The Landlord may, at its option, if so requested by the Tenant, provide supplementary services to the Tenant or may provide services at times other than the times at which such services are normally provided. In such event, the costs of such services shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices therefore from the Landlord. Costs of such services shall not be included in Operating Expenses.

                               SURRENDER OF LEASE

TERMINATION AND OVERHOLDING

7.01 The Tenant shall, without notice from the Landlord, at the expiry or earlier termination of this Lease, peaceably yield up possession of the Premises together with the fixtures and improvements thereon as provided for in Clause 7.03.

In the event that the Tenant shall hold over, the tenancy shall be construed as one of a month to month upon the same terms and conditions as herein provided except as to Basic Rent which shall be two times the Basic Rent provided for in the last preceding year of this Lease, until such time as otherwise mutually agreed.

ARBITRATION

7.02 In the event that the parties are unable to agree on any matter calling for mutual agreement under this Lease, then that matter shall be referred to arbitration in the manner provided for under the Commercial Arbitration Act of British Columbia.

ANNEXATION OF TENANT'S IMPROVEMENTS

7.03 The Tenant shall, upon the expiry or earlier termination of this Lease, yield up with the Premises and without compensation, all Tenant's Work and other alterations, additions and improvements therein excepting only moveable trade fixtures, which Tenant's Work, alterations, additions and improvements shall, thenceforth be deemed fully annexed to and form a part of the Property.


ASSIGNMENT AND SUBLETTING

7.04 The Landlord and Tenant further covenant and agree as follows:

     The Tenant shall not suffer or permit any part of the Premises to be used or occupied by any persons other than the Tenant, any assignees or subtenants permitted herein and the employees of the Tenant and any such permitted assignee or subtenant, or suffer or permit any part of the Premises to be used or occupied by any licensee or concessionaire, or suffer or permit any persons to be upon the Premises other than the Tenant, such permitted assignees or subtenants and their respective employees, customers and others having lawful business with them.

     (a) The Tenant shall not assign, mortgage or charge this Lease or sublet or part with possession of the whole or any part of the Premises nor shall it permit any subtenant to assign, mortgage or charge its sublease or sublet or part with possession of the whole or any part of the Premises (each of the foregoing transactions being sometimes referred to herein as a "Transfer") unless it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and shall be accompanied by a true copy of any agreements relating to the Transfer which the Tenant may have originated or received, and the Tenant shall furnish to the Landlord all information requested by the Landlord as to the business and financial responsibility and standing of the proposed assignee, subtenant, mortgagee or chargee or occupant (herein referred to as the "Transferee").

     (b) The Landlord's consent to the Tenant's request for consent to a Transfer shall not unreasonably be withheld or delayed, provided nevertheless that the Landlord shall be entitled to withhold consent unreasonably if the Landlord exercises the right hereinafter set out in subclause 7.04(c). Provided further that the Landlord's consent to any Transfer shall be conditional upon the Transferee and the Tenant entering into an agreement in form and content stipulated by the Landlord under which the Transferee agrees to perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including (except in the case of a subtenancy) payment of Rent and all other sums and payments agreed to be paid or payable under this Lease on the days and at the times and in the manner herein specified. In the case of a subtenancy, the agreement shall contain an assignment to the Landlord of the rents and other amounts payable under the sublease involved and a provision whereby the subtenant agrees to pay to the Landlord, unless the latter otherwise directs, all such rents and other amounts payable under the sublease. The assignment shall be given as security for payment of the rents and other amounts payable under this Lease. The Landlord shall credit each of the payments it receives from the subtenant to the balance of annual basic rent and additional rent payable by the Tenant under the Lease. Such agreement shall also contain an acknowledgement by the Tenant that to the extent that such payments are made by the subtenant to the Landlord they shall constitute payment by the subtenant to the Tenant of the subtenant's obligations to the Tenant under the sublease. Without limiting the grounds for withholding consent to a Transfer, the Landlord's refusal to consent will not be considered unreasonable if a reason for withholding the consent is (i) that the Landlord has concerns, on reasonable grounds, about the business, financial background, business history or creditworthiness of the proposed Transferee or about the use to which the Premises may be put; or (ii) the Transferee's refusal to execute an agreement of the type referred to above.

     (c) Upon the receipt from the Tenant of such request and such required information, the Landlord shall have the right, exercisable in writing within fourteen (14) days after such receipt, to cancel and terminate this Lease if the request relates to all the Premises or to cancel this Lease only with respect to the applicable part of the Premises if the request relates only to a part of the Premises. In a case where the Tenant's request for consent to a Transfer relates only to a part of the Premises, the phrase "cancellation of this Lease" means cancellation of this Lease only with respect to the applicable part of the Premises, and similar expressions have similar meanings. Such cancellation shall be effective as of the date set forth in the Landlord's notice of exercise of such right, which shall be neither less than sixty (60) nor more than one hundred and twenty (120) days following the service of such notice. If the Lease is cancelled only with respect to a part of the Premises, basic rent will abate in the proportion that the Rentable Area of the part of the Premises for which this Lease is cancelled bears to the Rentable Area of the Premises, and this Lease will be amended accordingly. The Tenant shall have the right to withdraw its request in the event that the Landlord elects to cancel and terminate the Lease, provided that it withdraws it request within ten days (10) of receipt of notification of termination and cancellation by the Landlord and the lease shall remain in full force and effect.

     (d) If the Landlord shall exercise such right the Tenant shall surrender possession of the Premises or the cancelled portion thereof on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term.

     (e) If the Landlord shall not exercise the right to cancel this Lease or a proportion thereof, as above provided after the receipt of the Tenant's written request, then the Landlord's consent to such request shall not be unreasonably withheld or delayed. In no event shall any Transfer to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease on its part to be performed. No consent by the Landlord to any Transfer shall be construed to mean that the Landlord has consented or will consent to any further Transfer.

     (f) Documents evidencing the Landlord's consent to a Transfer, if permitted or consented to by the Landlord, as well as any documents evidencing the Tenant's assignment of sublease rentals to the Landlord as contemplated in paragraph (j) below, will be prepared by the Landlord or its solicitors, and all related legal costs, including the costs of registration in any public offices of any notices or renewal notices of the assignment of sublease rents, will be paid by the Tenant to the Landlord or its solicitors, as Additional Rent, within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges.

     (g) If after the date of execution of this Lease shares not listed for sale on a recognized stock exchange in Canada or the United States in the capital of either the Tenant or a corporation that controls the Tenant are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, or are issued by subscription or allotment, or are cancelled or redeemed, so as to result in a change in the effective voting or other control of the Tenant, or of a corporation that controls the Tenant, by the person or persons holding control on the date of execution of this Lease, or if other steps are taken to accomplish a change of control, the Tenant promptly will notify the Landlord in writing of the change of control, which will be considered to be an assignment of this Lease to which the provisions of this Clause shall apply. Whether or not the Tenant notifies the Landlord, unless the Landlord previously had consented to the change of control, the Landlord may, within 60 days after it learns of the change in control, notify the Tenant that it elects to terminate this Lease. The Tenant will make available to the Landlord or its lawful representatives all corporate books and records of the Tenant and of any corporation that controls the Tenant for inspection at all reasonable times, to ascertain to the extent possible whether there has been a change of control. For the purposes of this Clause, control means the direct or indirect beneficial ownership of more than 50% of the voting shares in the capital of a corporation.

     (h) If an approved Transferee has sublet or taken an assignment of all or part of the Premises from the Tenant and has agreed to pay the Tenant a rent or other amount in respect of the Premises or any part of the Premises that exceeds the Rent payable by the Tenant to the Landlord (or a pro-rated portion of such Rent in the case of a sublease or assignment of less than the entire Premises), the Tenant will pay to the Landlord monthly, as additional rent, together with basic rent, an amount equal to the excess Rent or other amount received or receivable by the Tenant from the Transferee.

     (i) If the Landlord sells or otherwise disposes of the Building or an interest in the Building or in this Lease to the extent that the purchaser or assignee assumes responsibility for compliance with the covenants and obligations of the Landlord under this Lease, the Landlord without further written agreement will be relieved of liability under the covenants and obligations.

     (j) The Tenant covenants and agrees that it shall not grant to any lender or other creditor an assignment, mortgage or charge of its interest in any sublease of all or any part of the Premises or of its interest in any of the rents payable under any such sublease. The Tenant hereby agrees that upon the request of the Landlord from time to time, it shall assign unto the Landlord, as security for the payment of the rent under this Lease, all of its rights, title and interest in the rents payable under any and all such subleases. Such assignment shall be acceptable to the Landlord as to form and content and it is agreed that the Landlord may withhold its consent to a proposed sublease if the Tenant fails to execute the assignment.

LANDLORD'S RIGHT TO SHOW PREMISES

7.05 The Tenant shall allow the Landlord, his agents and employees to show the Premises to others at all reasonable hours at any time during the last six months of the Term or other six month terminal period of occupation.

                               LANDLORD'S REMEDIES

RECOVERY OF MONIES

8.01 If at any time before or after the expiry or earlier termination of the Term, the Landlord shall suffer or incur any damage, loss or expense for which the Tenant is liable hereunder, then such amount shall be deemed to be payable as Rent and recoverable as such.

INTEREST

8.02 Interest on any monies due to the Landlord under this Lease shall be paid by the Tenant as Rent and shall accrue daily at the Rate of 2% per annum in excess of the minimum lending rate to prime commercial borrowers from time to time charged by the Landlord's bank, Vancouver, British Columbia.

RIGHT TO PERFORM

8.03 In the event that the Tenant is in default in the observance or performance of any of the Tenant's covenants herein contained, then the Landlord may at its option, observe and perform the covenant or covenants without creating any liability in respect thereto for injurious affection. All and any costs arising therefrom shall be payable by the Tenant to the Landlord on the next ensuing date for the payment of Basic Rent together with administration charges equal to 5% of the costs incurred.

RIGHT TO DISTRAIN

8.04 The Landlord shall have the right to distrain for Rent in arrears against the goods and chattels of the Tenant, whether or not removed to another location and may use such force as may be necessary for that purpose without being liable to any action in respect of any forcible entry, or any loss or damage sustained by the Tenant in connection therewith. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress.

RIGHT TO POSSESS

8.05 In the event that the Tenant is in breach of any covenant under this Lease, or the Premises are deserted or vacated for a period in excess of one week, or not used in the manner prescribed under this Lease, or in the event that any of the goods, equipment or fixtures of the Tenant, are taken under or made subject to execution or attachment in favour of any creditor, or in the event that the Tenant or any creditor initiates proceedings for the declaration of bankruptcy, insolvency or an assignment in favour of any creditor, or if the Tenant takes the benefit of any Act for bankrupt or insolvent debtors, or if a Receiver or Receiver-Manager is appointed for the Tenant or any part of the Tenant's business or assets, then in all such cases the then current month's Rent together with a further three months accelerated Rent shall immediately become due and payable to the Landlord as a preferred creditor.

The Landlord may further, or in the alternative, at its option, by written notice affixed to the Premises, the provisions of Clause 9.04 notwithstanding, forthwith cancel this Lease and re-enter the Premises with sole right and title thereto or as agent for the Tenant, provided always that the financial obligations of the Tenant, up to such date of determination, shall survive the cancellation and may at the Landlord's option be satisfied by seizure and sale of any furniture or other property upon the Premises.

RECOVERY OF COSTS

8.06 In the vent that the Landlord incurs any professional fees or other costs or expenses in the exercise of any of the Landlord's remedies then, he shall be able to recover such expenses from the Tenant and such expenses may be treated as Rent due hereunder.

NO WAIVER

8.07 It is expressly understood and agreed that the remedies of the Landlord under this Lease are cumulative, not alternative and the exercise or non-exercise by the Landlord of any right or remedy for the default or breach of any covenant, condition or agreement herein contained or the acceptance of any monies owing to the Landlord hereunder, shall not be deemed to be a waiver of, or to alter, affect or prejudice such right or remedy or the exercise of any other right or remedy, and any waiver or indulgence granted by the Landlord to the Tenant shall not be deemed to be a waiver of, or right to indulgence in any subsequent default or breach by the Tenant.

NOTIFICATION BY LANDLORD

8.08 Notwithstanding the foregoing provisions of this Lease or any statutory provision to the contrary, the Landlord shall not exercise its rights to terminate the Lease unless the Tenant has received seven (7) days written notice from the Landlord for the remedy of a default or defaults in any monetary payment due under this Lease, and the Tenant has not rectified such non-payment within such period, and fourteen (14) days written notice for the remedy of a breach of any other covenant or covenants provided for in this Lease, and the Tenant has not rectified such breach within such period.

                                  MISCELLANEOUS

SUBORDINATION AND ATTORNMENT

9.01 The Tenant agrees that this Lease be subject and subordinate to any mortgage or other encumbrance which may now or hereafter be placed by the Landlord against the Property and the Tenant covenants and agrees to attorn to such mortgagee or encumbrancee and for such purpose hereby appoints the Landlord as its attorney to execute and deliver all such postponements, deeds, documents and detail as may be necessary to evidence the good standing of this Lease or give effect to such subordination.

INDEMNIFICATION

9.02 The Tenant shall indemnify the Landlord against any claims or losses arising out of the acts or omissions of the Tenant or his invitees, or his use or occupation of either the Premises or other parts of the Property, or by virtue of the operation of any of the covenants and agreements in this Lease, except where such claims, costs or losses are caused by the negligence of the Landlord.

NO LIENS

9.03 The Tenant covenants that it will not permit or cause anything to be done on the Premises or with respect to the Premises which may result in any liens, lis pendens or judgements being imposed upon either the Premises or the Property. If and whenever such liens, attachments or claims are filed, the Tenant shall within fifteen (15) days of being notified of same, procure their discharge, either by payment or posting a bond, or by such other means as may be permitted in the circumstances.

NOTICES

9.04 Any notice, demand, request, consent or objection required or contemplated to be given or made by any provisions of this Lease shall be given or made in writing and either delivered personally or sent by registered mail, postage prepaid, addressed to the parties hereto at the addresses noted in the recital on page one of this Lease or to such other addresses as may from time to time be identified and shall be deemed to have been received, if delivered personally, upon delivery and if mailed, three working days after the mailing thereof. Provided that if mailed, should there be between the time of mailing and the actual receipt of the notice, a mail strike, slowdown or other labour dispute which might affect delivery, then such notice, demand, request, consent or objection shall only be effective if actually delivered.

REGISTRATION OF LEASE

9.05 The Landlord covenants and agrees that a short form of this Lease may, at the option of the Tenant, be registered by the Tenant in the Land Title Office in which the Property is situated and the Landlord shall not be required to deliver this Lease in registrable form at the expense of the Tenant.

TIME OF THE ESSENCE

9.06     Time shall be of the essence of the Lease.

INTERPRETATION

9.07 It is understood and agreed that nothing contained in this Lease nor any of the acts of the parties hereto shall be deemed to create any relationship between the parties other than that of landlord and tenant.

This Lease together with the Schedules and Regulations shall enure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Landlord, and the heirs, administrators, executors, successors and permitted assigns of the Tenant.

This Lease shall be interpreted in accordance with and the parties hereto shall attorn to the laws of the Province of British Columbia. In the event that there is any conflict between the body of the Lease, the Schedules hereto or the Regulations made hereunder, the body of the Lease proper shall take priority over the Schedules and the Schedules shall take priority over the Regulations.

Whenever the singular or masculine or neuter is used in this Lease, the same shall be deemed to include the plural or the feminine, or body politic or corporate and the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto, and each of them where the context or the parties so require. If the Tenant is more than one person, the obligations of those comprising the Tenant shall be joint and several.

Captions appearing in the margin of this Lease, the headings of the clauses and other like notes have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provisions thereof.

ENTIRE AGREEMENT

9.08 This Lease together with the Schedules and Regulations annexed hereto and deemed to form a part hereof shall comprise the entire agreement and no prior stipulation, covenants, representations, warranties, conditions, agreements, or undertakings, express or implied, verbal or otherwise of the parties or their agents shall be valid and enforceable unless made in writing initialled by both parties and embodied in the provisions of this Lease, or the Schedules and Regulations hereto.

     IN WITNES WHEREOF the parties have duly executed this Lease as of the date written below.

Landlord


/s/ [Illegible]
---------------------------------------------
By:      Signature

         Peter G. Maher
         Vice President
         Property Management
         Name and Title


/s/ F.W. Crockett
---------------------------------------------
         Signature

         F.W. Crockett
         Director, Leasing
         Name and Title

Dated:   September 19, 1997


Tenant

/s/ [Illegible]
---------------------------------------------
By:      Signature

         Peter G. Maher
         Vice President
         Ken Miller, President
         Name and Title

/s/ [Illegible]
---------------------------------------------
         Signature

         Erik Dysthe, CEO
         Name and Title

Dated:   [Undated]

                                  SCHEDULE "A"

                             AIRPORT EXECUTIVE PARK

                              ARCHITECT DRAWING OF

                                SITE/CONTEXT PLAN

                             AIRPORT EXECUTIVE PARK

                              ARCHITECT DRAWING OF

                                  GROUND FLOOR

                             AIRPORT EXECUTIVE PARK

                              ARCHITECT DRAWING OF

                                  SECOND FLOOR

                             AIRPORT EXECUTIVE PARK

                              ARCHITECT DRAWING OF

                                   THIRD FLOOR

                                  SCHEDULE "B"

                                 LANDLORD'S WORK

                            BUNTING COODY ARCHITECTS


                              OUTLINE SPECIFICATION
                             AIRPORT EXECUTIVE PARK
                       New 95,000 sq. ft. office facility
                                 Richmond, B.C.

The proposed building is a 3 storey, 95,000 gross square foot office facility located in office park development in Richmond. The site is flat and will require extensive work to landscape areas to provide surface parking. The site is central in the Airport Executive Park, bordered on all sides by an access drive and will be landscaped as a feature area. Much of the entry landscaping material will be retained or relocated.

--------------------------------------------------------------------------------
Site Development
--------------------------------------------------------------------------------

Parking
The high traffic areas of the site will be finished with 2 - 1/2 inch thick asphalt and 4 inch gravel and subbase. Some low traffic areas adjacent to the greenway may be finished with soft or porous surface. There will be approximately 315 surface stalls. All stalls will be marked with painted lines. A portion of the surface parking may be grass paving.

Landscaping
Treed islands with mature trees and curbs will divide the stalls. Planted areas will have an irrigation system. Hydrants and hose bibs will be located for convenience to serve the site. Flowering shrubs and plants will accentuate the entry area and the building perimeter. Much of the landscaping will consist of native plant species and be well integrated with the adjacent treed areas. Much of the mature existing plant material will be retained and/or relocated.

Site Lighting
Site lighting will be on light standards through the parking areas to be better than existing levels in the Airport Executive Park. There will be some lighting off the building. Ballard lighting will be installed to illuminate pathways and plazas.

--------------------------------------------------------------------------------
Structure
--------------------------------------------------------------------------------

Columns and Footings
The structure will be a tilt-up concrete exterior wall with a steel frame internal structure. The structure will consist of steel columns and beams with open web steel joists supporting concrete topping on steel decking. The column grid will be 30 feet by 30 feet.

Exterior Walls
The exterior walls will be engineered reinforced concrete, insulated metal panel and glazing. Insulation will be to R-12 including rigid insulation mounted on the inside area of the concrete panels as a thermal break.

OUTLINE SPECIFICATION
Airport Executive Park                                                 Page -2-
File No. 9724.01


Roof
The roof will be a five ply built-up roof with a 10 year warranty and insulated to R-20.

Windows
The windows are sealed, double glazed tinted high performance glass on a vertical and horizontal Kawneer type aluminum storefront with a minimum 4 inch profile. Glazing height will be approximately 7'-0" vision glass on a sill height of 2'-0". Window openings will be approximately 50% of the wall area. A curved entry area will be full height curtain wall.

--------------------------------------------------------------------------------
Exterior Finishes
--------------------------------------------------------------------------------

Exterior
The exterior floor surfaces will include a plaza area with exposed aggregate finish, concrete banding and interlocking pavers.

Doors and Windows
All storefront door and window frames will have a custom color special coating finish. (Duracron/Duranor type)

Exterior Walls
Concrete surfaces will be painted with two coats of high performance exterior grade breathable paint.

Flashings and Sills
All flashings and sills will be painted.

Decorative Elements
There will be elements on the building exterior including pilasters and horizontal trim.

Metal Cladding
There will be some metal cladding material to entry areas and special feature areas. Cladding will be colored from manufacturers range and custom color at feature areas.

--------------------------------------------------------------------------------
Interior Finishes
--------------------------------------------------------------------------------

Walls
All exterior perimeter walls will be insulated and finished with drywall, taped and sanded ready for paint. All core interior walls will be to the underside of structure, taped and sanded ready for paint.

Washrooms
Common washrooms will be provided complete with floor mounted metal partitions, stone vanity and splash. American Standard type fixtures and fittings, 4"x4' ceramic tile on the walls and floors and drywall ceilings. Male and female change rooms are provided on the main floor.

Lobby
A common entrance lobby of approximately 1,000 square feet will be provided to the building with natural stone flooring, a "zolotone" type of finish to the walls. The lobby will be two storey with a feature drywall ceiling. A balcony on the second floor will have a "feature" glass railing with wood and steel finishes. The main entry doors will be tempered glass double doors with patch hardware in a feature frame and recessed automatic door openers.

Corridors
Common corridors, if required, will be located where appropriate and will have a "zolotone" type wall finish with wood trim, top and bottom, and 32 oz. Carpeted floor and acoustic tile ceilings.

OUTLINE SPECIFICATION
Airport Executive Park                                                  Page -3-
File No. 9724.01


Tenant Entries
All tenant entry doors off the lobby will be tempered glass, double doors, with patch hardware.

Service Room and Washroom Entry Doors
All interior service room doors will be hollow core metal in steel frame, 3/4 hour rated, with custom paint finish. All washroom and public use doors will be solid core wood, 3/4 hour rated with painted finish. Hardware will be heavy duty, or equal type Schlage B Series.

Service Rooms
There will be one janitor's room per floor and one electrical/mechanical room per floor and one elevator service room. Janitors and mechanical rooms will have suspended tile ceilings. Electrical rooms will have one hour spay fire rating material to the underside of the deck above. All rooms will have drywall wall complete with two coats of paint. All floors will be painted finish on concrete with vinyl base.

Floors
All floors unless otherwise noted will be smooth concrete finish ready for carpet.

Ceilings
All ceilings in open plan areas will have T-bar and tile installed throughout unless otherwise noted. Ceilings will include lights and sprinkler system installation in a basic generic layout.

--------------------------------------------------------------------------------
Mechanical
--------------------------------------------------------------------------------

Plumbing
The washroom fixtures will be American Standard flush valve type. Wash basins will be American Standard rimmed type. All fittings and faucets will be commercial grace stainless steel.

HVAC
The HVAC system will incorporate zoning subdivision of each floor and shall have 100 ton chiller capacity with one boiler. The HVAC system will be a core wrapped four-pipe fan coil system. The base building system will include all central systems and equipment and primary distribution to the floor. Secondary distribution to each tenant area is the responsibility of the tenant.

Fire Protection
The building will be sprinklered throughout in accordance with the requirements of NFPA, Provincial and Municipal codes and standards.

Elevators
Two 3, 500lb hydraulic elevators with 3'-6" center opening doors. Finish to combine polished and brushed stainless steel rail, doors and front panels, side & back panels to be tempered glass. Ceiling to be mirror finish with stainless steel potlights.

DDC
A DDC control system will be incorporate into the building.

--------------------------------------------------------------------------------
Electrical
--------------------------------------------------------------------------------

Power
Power supply will be through one 250 KVA outdoor transformer. Primary distribution shall be to one main electrical room. Sub-distribution will be through one sub-distribution room per floor down to 120/208 volts. (Distribution to the floor is not part of the base building contract.)

Lighting
Lighting layout will be a 4" deep cell parabolic fixture to meet latest Ashrae and RP24 guidelines. Fixtures will be 20x60 with two lamps side by side. Fixtures will be laid into the ceiling grid to achieve 60 footcandles at the desk. The lighting system will incorporate a programmable control system. Specialty lighting will be provided as part of the base building in the common area lobby.

OUTLINE SPECIFICATION
Airport Executive Park                                                  Page -4-
File No. 9724.01



Washrooms and other drywall ceiling areas will be fitted with potlights. Outdoor lighting will be controlled by photoelectric detectors and timers.

Fire Protection
The facility shall be equipped with a full fire monitoring and annunciation system that incorporates provision for external monitoring and reporting of any alarm or system abnormality.

Communication
Conduit and cable service to core is part of base building contract. Cabling and conduit distribution for telephone and data by tenant.


                                      Erd.

                                  SCHEDULE "C"
                                  ------------


D.1  BASIC RENT

     During the term of the lease, basic rent shall be due and payable commencing December 1, 1998 as follows:

     For the period December 1, 1998 to and including November 30, 2003, basic rent due and payable to the Landlord shall be ONE MILLION THREE HUNDRED EIGHTY THOUSAND DOLLARS ($1,380,000.00) per annum payable in equal monthly instalments of ONE HUNDRED FIFTEEN THOUSAND DOLLARS ($115,000.00).

     For the period December 1, 2003 to and including November 30, 2008, basic rent due and payable to the Landlord shall be ONE MILLION FIVE HUNDRED EIGHTEEN THOUSAND DOLLARS ($1,518,000.00) per annum payable in equal monthly instalments of ONE HUNDRED TWENTY-SIX THOUSAND FIVE HUNDRED DOLLARS ($126,500.00).

D.2  ADDITIONAL SPACE

     As long as the Tenant is MDSI Mobile Data Solutions Inc. and is itself in occupation of and conducting its business in substantially all of the Leased Premises in accordance with the terms of this Lease, the Tenant expressly acknowledging and agreeing that this Section C is personal to MDSI Mobile Data Solutions Inc. and as long as the Tenant is not in default under this Lease and has not frequently or persistently been in default under this lease, then if at anytime during the Lease Term or any renewal thereof, the Landlord receives from a third party a written offer to lease for the whole or any part of the balance of the rentable space in the Building (the "Additional Space") which offer the Landlord is prepared to accept, the Landlord shall notify the Tenant in writing thereof and the Tenant shall have five (5) business days after the date of receipt by it of such conditions as are contained in the said offer to lease which the Landlord is prepared to accept. If the Tenant fails to exercise such right to lease the Additional Space within such five (5) day period, the Landlord shall be entitled to accept the aforementioned offer to lease from the third party. Provided, that if the Additional Space, or any part thereof, again becomes available to let during the Term or any renewal of the Term, the Tenant shall again have a right of first refusal with respect to such Additional

     Space. The Tenant acknowledges that the Landlord may expand the Building, but that the Tenant's within expansion option shall only apply to the Additional Space and not to any subsequent addition to this Building.

D.3  OPTION TO CANCEL

     Provided that the Tenant is then MDSI Mobile Data Solutions Inc., the Tenant shall have the option to cancel the contemplated demise to it of the entirety of the ground floor of the Building, until the expiry of five (5) days following the Tenant's receipt of notification that a building permit for the construction of the Building has been issued (the "Cancellation Option Expiry Date"). If the Tenant delivers to the Landlord by no later than 5:00 p.m. (Vancouver time) on the Cancellation Option Expiry Date a written notice that it has elected to cancel the contemplated demise of the entirety of the ground floor of the Building, then the definition of "Premises" shall be deemed amended to refer to only the top two floors of the Building and the Landlord shall be free to market the ground floor premises to third parties. If no such written notice is delivered within such time, then the option herein shall be deemed not to have been exercised.

     If the Tenant does not exercise its Option to Cancel, then in addition to the Tenant Inducement set out in Section 5.01 of the Offer, the Landlord shall grant to the Tenant a six (6) month period (to follow immediately the expiry of the Annual Basic Rent Free Period, if any) during which the Tenant shall not be required to pay Annual Basic Rent on the entirety of the ground floor of the Building (but during such period the Tenant shall pay Additional Rent on the entirety of the ground floor premises and all Rent including Annual Basic Rent on all other portions of the Premises).

D.4  OPTIONS TO RENEW

     As long as the Tenant is MDSI Mobile Data Solutions Inc. and is itself in occupation of and conducting its business in the whole of the Leased Premises in accordance with the terms of this Lease, and as long as the Tenant is not in default under this Lease and has not frequently or persistently been in default under this Lease, then the Tenant shall have two (2) consecutive options to renew the Lease for a term of five (5) years each to be exercised by notice in writing given to the Landlord at least nine (9) months prior to the expiry of the Lease Term or the first renewal term, as the case may be. Each renewal shall be on the same terms and conditions as set forth in the Lease save and except that there shall be no further right of renewal beyond such two (2) consecutive renewal periods, the Premises shall be let on an "as is" basis and there shall be no allowances, inducements or free parking. The Annual Basic Rent to be paid during each renewal term shall be the greater of Annual Basic Rent payable under this Lease during the final year of the initial Term or the first renewal period, as the case may be, and the then fair market net rentable rate for the Premises, having regard to rents then being paid or contracted to be paid under leases of similar space and location in similar buildings in the vicinity for terms generally co-existent with the renewal period without regard to then available tenant allowances or inducements for such space. In the event that the parties are unable to agree as to said market net rent on or before sixty (60) days immediately prior to the expiry of the initial Term or the first renewal term, as the case may be, then the said market net rent shall be determined by arbitration as provided in the Commercial Arbitration Act of British Columbia.

D.5  TENANT INDUCEMENT

     The Landlord will pay to the Tenant, without duplication, as an inducement to enter into the Lease, up to thirty dollars (plus goods and services tax) per square foot ($30.00 + GST/sq.ft.) of rentable area of the Premises under the Lease (the "Tenant Inducement") payable as follows:

(i) up to fifty percent (50%) of the Tenant inducement shall be paid to the Tenant from time to time upon the Tenant providing to the Landlord satisfactory evidence of payment of corresponding amounts for Tenant's Work by way of receipted invoices;

(ii) up to ninety percent (90%) of the Tenant Inducement, less such amounts as have already been paid under Section 5.01(a)(i), shall be paid to the Tenant upon satisfaction of the following:

     (A) the Tenant providing the Landlord with a certificate from the Tenant's architect of substantial completion of the Tenant's Work;

     (B) the Tenant providing the Landlord with a copy of As-Built Drawings from the Tenant's Work;

     (C) the Tenant taking possession, going into occupation of, and commencing the carrying-on of business with the public from the Premises; and

     (D) the Tenant commencing to pay Annual Basic Rent, operating costs and property taxes all in accordance with the provisions of the Lease, and

(iii)the remaining ten percent (10%) of the Tenant Inducement shall be paid to the Tenant forty-one (41) days after the expiry of any applicable lien period and subject to no liens having been filed and the Landlord not having received notice of any lien claims.

                                   REGULATIONS

1.   PARKING

          Tenants shall use only the designated space subscribed to and not any other Parking spaces.

2.   USE OF AMENITIES

          All fixtures,  equipment and services upon the Property  shall be used
     solely  for  the   purpose   and  in  such  manner  as  intended  in  their
     installation.

3.   USE OF PROPERTY

          The Tenant shall not use or allow the use of any part of the Property for sales, demonstrations, promotions or solicitation of any kind without the prior written consent of the Landlord. No part of the Property shall be used for manufacturing or for lodging, sleeping or any immoral or illegal purposes.

4.   VENDING MACHINES

          No vending machines or amusement machines, unless such machines are for exclusive use of the Tenant's employees and invitees, shall be brought onto the Premises without prior written consent of the Landlord, such approval not to be unreasonably withheld.

5.   FOOD

          No cooking shall be done on the Premises without adequate ventilation being provided and, unless such cooking is exclusively for the Tenant's employees, without prior written consent of the Landlord, such approval not to be unreasonably withheld.

6.   OBSTRUCTIONS

          Tenants shall not obstruct any thoroughfare, light source, heating, ventilation or air conditioning unit, plumbing fixture or other service or utility upon the Property.

7.   DELIVERIES AND MOVING

          The Tenant shall ensure that carriers making deliveries use only the designated areas for parking vehicles, and appropriate means of internal transportation and provide proper protection for the building and its installations. The Tenant shall notify the Landlord in advance of the time and nature of any furniture or equipment moving and the Landlord shall have sole discretion in determining the acceptability of such proposal and/or impose such conditions as he deems reasonable.

8.   LOCKS

          The Premises shall not be secured by any additional or supplementary locks without the consent of the Landlord.

9.   SECURITY AND EMERGENCY PROCEDURES

          The Tenant shall comply with any reasonable security and/or emergency procedures established by the Landlord.

10.  LANDLORD'S AGENTS

          The Tenant shall permit and facilitate entry of the Landlord, his servants and agents to the Premises for the purpose of inspection, repairs and maintenance, window cleaning and janitorial services.

11.  HOURS

          The Landlord reserves the right to exclude from the building on the Property during non-business hours - such as before 7:30 a.m. and after 5:30 p.m. on weekdays and during all hours on Saturdays, Sundays and full holidays all persons not authorized by the Tenant in writing, by pass, or otherwise to have access to the said building and the Premises. The Landlord from time to time shall provide the Tenant with a schedule of non-business hours. The Tenant shall be responsible for all persons it authorized to have access to the said building and shall be liable to the Landlord for all of their acts and omissions while in the said building.

                             AIRPORT EXECUTIVE PARK
                                PARKING AGREEMENT



BETWEEN:            Sun Life Assurance Company of Canada (the "Owner") and

                    MDSI MOBILE DATA SOLUTIONS INC.
                    -----------------------------------------------------------
                    (the "Tenant"), and

LOCATION:           10271 Shellbridge Way, Richmond B.C.
                    -----------------------------------------------------------
COMMENCEMENT
DATE:               December 1, 1998 - November 30, 2008
                    -----------------------------------------------------------

MONTHLY RATE:       No charge for the above term
                    -----------------------------------------------------------

NUMBER OF RESERVED
STALLS              Three Hundred Fifteen (315) Stalls
                    -----------------------------------------------------------
                    (30% to be "Reserved" and the balance to be unallocated.


RESERVED PARKING

     The Owner hereby grants to the Tenant, a non-exclusive license to park in the reserved parking space(s) designated from time to time by the Owner or the Owner's agent for the exclusive use of the Tenant.

     The parking garage is restricted to automobiles and no vans, trucks or propane fuelled vehicles of any kind will be permitted to park in the garage. The storage of any vehicle for extended periods will not be permitted. All vehicles must be insured under the standard I.C.B.C. policy.

     This agreement shall be for a period of one (1) month from the Commencement Date and shall thereafter renew automatically from month to month. If the parking area is substantially damaged or destroyed, then either such party may immediately cancel this agreement by written notice to the other.

     The Tenant shall pay the monthly parking rate specified above, in advance, to the Owner or Owner's Agent as directed, by no later than the first day of each month. If the Tenant fails to pay the rate when due, then the Owner or the Owner's Agent may cancel this agreement immediately and without notice. The monthly parking rate may be changed by the Owner or the Owner's Agent from time to time on 30 days written notice to the Customer. If this agreement terminates or is cancelled for any reason, no refund or adjustment will be made in respect of any partial month.

     To gain access to/from the parking garage, the Owner will provide the Tenant with a key (if applicable). Only the Tenant may use this key and it may not be transferred. The key is a long term issue and will not be replaced for some time. Accordingly, the loss will present a serious problem, since duplicates will not be readily available. In the event of a key loss, and following thorough enquiry over a period of several weeks, replacements may be made available at a cost of $50.00 each. This charge may be waived if the vehicle is broken into and the key is stolen, providing the theft has been reported to the local Police Department and a record kept of the Police call and the action taken.

     Except to the extent that the same is caused by the negligence of the Owner or those for whom it is responsible in law, the Owner shall not be liable for:

     (i) Any personal injuries or death suffered in or about the parking area by the Tenant, or by their employees, agents, guests or invitees; or

     (ii) any loss of or damage which occurs in or about the parking area to any property of the Tenant, or of their employees, agents, guests or invitees, including vehicles and contents,

regardless as to the cause of such damage, injury or loss. Notwithstanding the foregoing, it is agreed that the Owner shall not be responsible for providing or maintaining any security in or about the parking area and accordingly, the Owner shall not be liable for any personal injuries, death, or property damage resulting from improper security or lack of security regardless as to whether or not the Owner or those for whom it is responsible in law are found to be negligent.

     All improperly parked or unauthorized vehicles are subject to fine and/or towing entirely at the risk and expense of the vehicle owner. The parking rights granted by this agreement are by way of license only and shall not constitute a lease or an interest in land. Under no circumstances shall the Owner or the Owner's Agent be considered to have custody of or be a bailee of the Tenant's vehicle(s).

     The Tenant shall not be entitled to transfer this agreement to any other person.

     The Tenant agrees to comply with all reasonable rules and regulations established by the Owner or the Owner's Agent, from time to time in respect of the parking area.

     Any notices required or permitted under this agreement may be given to the Tenant at its address indicated below. All such notices shall be given to the Owner's Agent, at the following address:

                              Imperial Parking Ltd.
                       Suite 300, 601 West Cordova Street
                           Vancouver, British Columbia
                                     V6B 1G1


     I have read the above and agree to the conditions set out herein.

MDSI MOBILE DATA SOLUTIONS, INC. [handwritten]


Signature:  [Illegible]                                 Date: September 18, 1997
           -------------------------------
            (Tenant)


ACCEPTANCE:  SUN LIFE ASSURANCE COMPANY OF CANADA


PER: [Illegible]                                        Date: September 18, 1997
     -------------------------------------
         Peter G. Maher
         Vice President
         Property Management